CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-29721 of Morgan Stanley Dean Witter S&P 500 Index Fund on
Form N-1A of our report dated October 10, 2000, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP


New York, New York
October 24, 2000